                                                                   EXHIBIT 24.1



                               POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitute and appoints each of Robert H. Lutz, Jr., Robert L. Adair III and L. Keith Blackwell, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, acting along, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to the Registration Statement of AMRESCO, INC. on Form S-3 under the Securities Act of 1933, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.


            SIGNATURE                           TITLE                              DATE

   /s/ ROBERT H. LUTZ, JR.            Chairman of the Board and Chief        October 7, 1996
---------------------------------           Executive Officer
       Robert H. Lutz, Jr.


   /s/ ROBERT L. ADAIR III            Director, President and Chief          October 7, 1996
---------------------------------            Operating Officer
       Robert L. Adair III


   /s/ BARRY L. EDWARDS                Executive Vice President and Chief    October 7, 1996
---------------------------------             Financial Officer
       Barry L. Edwards                 (Principal Financial Officer)


  /s/ JAMES P. COTTON, JR.                     Director                      October 7, 1996
---------------------------------
      James P. Cotton, Jr.


                                               Director                      October ___, 1996
---------------------------------
        Richard L. Cravey


   /s/ GERALD E. EICKHOFF                      Director                      October 7, 1996
---------------------------------
       Gerald E. Eickhoff


    /s/ AMY J. JORGENSEN                       Director                      October 7, 1996
---------------------------------
        Amy J. Jorgensen

                                               Director                      October 7, 1996
   /s/ JOHN J. MCDONOUGH
---------------------------------
       John J. McDonough


   /s/ BRUCE W. SCHNITZER                       Director                     October 7, 1996
---------------------------------
       Bruce W. Schnitzer


  /s/ EDWIN A. WAHLEN, JR.                      Director                     October 7, 1996
---------------------------------
      Edwin A. Wahlen, Jr.


   /s/ RONALD B. KIRKLAND            Vice President and Chief Accounting     October 7, 1996
---------------------------------   Officer (Principal Accounting Officer)
       Ronald B. Kirkland
